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As filed with the Securities and Exchange Commission on July 23, 1999

                                                           File No. 333 -

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                                   ----------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               OBJECT DESIGN, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


         DELAWARE                                            02-0424252
         --------                                            ----------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            dentification No.)


25 MALL ROAD, BURLINGTON, MASSACHUSETTS                        01803
---------------------------------------                        -----
(Address of principal executive offices)                     (Zip Code)


                        1996 EMPLOYEE STOCK PURCHASE PLAN
                       1997 NONQUALIFIED STOCK OPTION PLAN
                -------------------------------------------------
                            (Full title of the plans)

                               Justin J. Perreault
                      President and Chief Executive Officer
                               Object Design, Inc.
                                  25 Mall Road
                         Burlington, Massachusetts 01803
                                 (781) 674-5000
          ------------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

  Brian Greene, Esq.                          John D. Patterson, Jr., Esquire
  General Counsel                             Robert W. Sweet, Jr., Esquire
  OBJECT DESIGN, INC.                         FOLEY, HOAG & ELIOT LLP
  25 Mall Road                                One Post Office Square
  Burlington, MA 01803                        Boston, Massachusetts 02109
  (781) 674-5000                              (617) 832-1000

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



                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED
TITLE OF                                  PROPOSED           MAXIMUM
SECURITIES                 AMOUNT         MAXIMUM            AGGREGATE       AMOUNT OF
TO BE                      TO BE          OFFERING PRICE     OFFERING        REGISTRATION
REGISTERED                 REGISTERED     PER SHARE          PRICE           FEE
----------                 ----------     --------------     -----------     ------------
1996 EMPLOYEE STOCK PURCHASE PLAN
Common Stock               200,000         $3.41 (1)         $  682,000        $190 (2)
(par value $0.001)         shares

1997 Nonqualified Stock Option Plan
Common Stock               1,000,000       $3.41 (1)         $3,410,000        $948 (3)
(par value $0.001)         shares
----------------------------------------------------------------------------------------
Totals                     1,200,000                         $4,092,000        $1,138



         (1) Estimated pursuant to Rule 457 (c) and (h) based on an estimated exercise price of $3.41, which is the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on July 20, 1999.

         (2)  Pursuant  to a  Registration  Statement  on  Form  S-8  (File  No.
333-14741) filed by the Registrant on October 24, 1996, the Registrant registered 300,000 shares of Common Stock issuable pursuant to the 1996 Employee Stock Purchase Plan; a filing fee in the amount of $946 was previously paid with respect to such shares. Pursuant to Rule 429, the Prospectus relating to the shares of Common Stock issuable pursuant to the 1996 Employee Stock Purchase Plan registered pursuant to this Registration Statement is a combined Prospectus that relates also to the shares of Common Stock registered pursuant to the Registration Statement on Form S-8 (File No. 333-14741).

         (3) Pursuant to a Registration Statement on Form S-8 (File No. 333-31521) filed by the Registrant on July 17, 1997, the Registrant registered 1,500,000 shares of Common Stock issuable pursuant to the 1997 Nonqualified Stock Option Plan; a filing fee in the amount of $341 was previously paid with respect to such shares. Pursuant to a Registration Statement on Form S-8 (File No. 333-66219) filed on October 28, 1998, the Registrant registered 1,000,000 shares of Common Stock issuable pursuant to the 1997 Nonqualified Stock Option Plan; a filing fee in the amount of $1,312 was previously paid with respect to such shares. Pursuant to Rule 429, the Prospectus relating to the shares of Common Stock issuable pursuant to the 1997 Nonqualified Stock Option Plan registered pursuant to this Registration Statement is a combined Prospectus that relates also to the shares of Common Stock registered pursuant to the Registration Statement on Form S-8 (File No. 333-66219).

                                EXPLANATORY NOTE


         On October 24, 1996, Object Design, Inc. (the "Company") filed a Registration Statement on Form S-8 (File No. 333-14741) for purposes of effecting the registration under the Securities Act of 1933, as amended (the "Securities Act"), of, among other shares, 300,000 shares of common stock, par value $0.001 per share ("Common Stock"), issuable by the Company pursuant to its 1996 Employee Stock Purchase Plan (the "1996 ESPP Plan"). On February 23, 1999 the Board of Directors adopted and on May 26, 1999 the stockholders of the
Company  approved  an  amendment  to the  1996  ESPP  Plan  for the  purpose  of increasing the aggregate number of shares of Common Stock subject to availability under the 1996 ESPP Plan, as amended, from 300,000 to 500,000.

         On July 17, 1997, the Company filed a Registration Statement on Form S-8 (File No. 333-31521) for purposes of effecting the registration under the Securities Act of, among other shares, 1,500,000 shares of Common Stock issuable by the Company pursuant to its 1997 Nonqualified Stock Option Plan (the "1997 Plan"). Subsequently, on October 28, 1998, the Company filed a Registration Statement on Form S-8 (File No. 333-66219) for purposes of effecting the registration under the Securities Act of, among other shares, an additional 1,000,000 shares of Common Stock issuable by the Company pursuant to its 1997 Plan. On April 20, 1999 the Board of Directors adopted and approved an amendment to the 1997 Plan for the purpose of increasing the aggregate number of shares of Common Stock subject to issuance under the 1997 Plan, as amended, from 2,500,000 to 3,500,000.

         This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of (i) the additional 200,000 shares of Common Stock issuable pursuant to the 1996 ESPP Plan by reason of the foregoing amendment and (ii) the additional 1,000,000 shares of Common Stock issuable pursuant to the 1997 Plan by reason of the foregoing amendment.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) the contents of the Company's Registration Statement on Form S-8, File No. 333-14741, as filed with the Commission on October 24, 1996;

         (b) the contents of the Company's Registration Statement on Form S-8, File No. 333-31521, as filed with the Commission on July 17, 1997;

         (c) the contents of the Company's Registration Statement on Form S-8, File No. 333-66219, as filed with the Commission on October 28, 1998;

         (d) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 31, 1999; and

         (e) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, as filed with the Commission on May 14, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13
(a), 13 (c), 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

4.2 Amended and Restated By-laws of the Company. Incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

4.3 Specimen certificate for Common Stock of the Company. Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

5.1      Opinion of Counsel

10.1     1996 Employee Stock Purchase Plan, as amended

10.2     1997 Nonqualified Stock Option Plan, as amended

23.1     Consent of Independent Accountants

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 23rd day of July, 1999.

                                           OBJECT DESIGN, INC.

                                           By: /s/ Justin J. Perreault
                                              ----------------------------------
                                           Justin J. Perreault
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Justin J. Perreault and Lacey P. Brandt, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                               Date
---------                                   -----                               ----
                                            President and Chief                 July 23, 1999
/s/ Justin J. Perreault                     Executive Officer
-----------------------                     (Principal Executive
Justin J. Perreault                         Officer) and Director

                                            Chief Financial Officer             July 23, 1999
/s/ Lacey P. Brandt                         and Treasurer (Principal
-----------------------                     Financial Officer and
Lacey P. Brandt                             Principal Accounting
                                            Officer)

                                            Director                            July 23, 1999
/s/ Robert N. Goldman
-----------------------
Robert N. Goldman

                                            Director                            July 23, 1999
/s/ Gerald B. Bay
-----------------------
Gerald B. Bay

                                            Director                            July 23, 1999
/s/ Arthur J. Marks
-----------------------
Arthur J. Marks

                                            Director                            July 23, 1999
/s/ Kevin J. Burns
-----------------------
Kevin J. Burns

                                            Director                            July 23, 1999
/s/ David A. Litwack
-----------------------
David A. Litwack


                                  EXHIBIT INDEX

EXHIBIT
   NO.            DESCRIPTION

4.1               Amended   and   Restated    Certificate   of    Incorporation.
                  Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No.
                  333-05241).

4.2 Amended and Restated By-laws of the Company. Incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

4.3               Specimen   certificate   for  Common  Stock  of  the  Company.
                  Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No.
                  333-05241).

 5.1              Opinion of Counsel

10.1              1996 Employee Stock Purchase Plan, as amended

10.2              1997 Nonqualified Stock Option Plan, as amended

23.1              Consent of Independent Accountants

23.2              Consent of Counsel (included in Exhibit 5.1)

24.1              Power of Attorney (contained on the signature page)